As filed with the Securities and Exchange Commission on August 14, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Everspin Technologies, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	26-2640654
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

1347 N. Alma School Road

Suite 220

Chandler, Arizona 85224

(480) 347-1111

(Address of principal executive offices) (Zip code)

Everspin Technologies, Inc. 2016 Equity Incentive Plan

Everspin Technologies, Inc. 2016 Employee Stock Purchase Plan

(Full title of the plan)

Phillip LoPresti

President and Chief Executive Officer

Everspin Technologies, Inc.

1347 N. Alma School Road

Suite 220

Chandler, Arizona 85224

(480) 347-1111

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:

Matthew B. Hemington

Brett D. White

Cooley LLP

3175 Hanover Street

Palo Alto, California 94304

(650) 843-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer	☐
Non-accelerated filer	☒	(Do not check if a smaller reporting company)	Smaller reporting company	☐
			Emerging Growth Company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Common Stock, par value $0.0001 per share	499,925	$17.315	$8,656,201.38	$1,003.27

(1)	Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Registrant’s common stock that become issuable under the plans set forth herein by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of Registrant’s common stock, as applicable.

(2)	Estimated in accordance with Rules 457(c) and (h) solely for the purpose of calculating the registration fee on the basis of $17.315 per share, the average of the high and low prices of the Registrant’s common stock on August 7, 2017 as reported on the NASDAQ Global Market. The chart below details the calculations of the registration fee:

Securities	Number of Shares of Common Stock		Offering Price Per Share	Aggregate Offering Price/Registration Fee
Shares reserved for future grant under the 2016 Equity Incentive Plan	374,944	(3)	$$17.315	$6,492,155.36
Shares reserved for future grant under the 2016 Employee Stock Purchase Plan	124,981	(4)	$$17.315	$255.45
Proposed Maximum Aggregate Offering Price:				$2,164,046.02
Registration Fee:				$1,003.27

(3)	Represents shares of common stock that were automatically added to the shares authorized for issuance under the Registrant’s 2016 Equity Incentive Plan, as amended (the “2016 Plan”), on January 1, 2017 pursuant to an “evergreen” provision contained in the 2016 Plan. Pursuant to such provision, the number of shares reserved for issuance under the 2016 Plan automatically increases on January 1 of each year, starting on January 1, 2017, and continuing through January 1, 2027, by 3% of the total number of shares of the Registrant’s capital stock outstanding on December 31st of the preceding calendar year, or a lesser number of shares determined by the Registrant’s board of directors or compensation committee.

(4)	Represents shares of common stock that were automatically added to the shares authorized for issuance under the Registrant’s 2016 Employee Stock Purchase Plan (the “2016 ESPP”) on January 1, 2017, pursuant to an “evergreen” provision contained in the 2016 ESPP. Pursuant to such provision, the number of shares reserved for issuance under the 2016 ESPP automatically increases on January 1st of each year, starting on January 1, 2017, and continuing through January 1, 2027, by 1% of the total number of shares of the Registrant’s capital stock outstanding on December 31st of the preceding calendar year, or a lesser number of shares determined by the Registrant’s board of directors or compensation committee.

EXPLANATORY NOTE

Everspin Technologies, Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 for the purpose of registering (a) an additional 374,944 shares of Common Stock issuable to eligible persons under the Registrant’s 2016 Equity Incentive Plan, which Common Stock is in addition to the shares of Common Stock registered on the Registrant’s Form S-8 filed on October 7, 2016 (File No. 333-214018) (the “Prior Registration Statement”), and (b) and additional 124,981 shares of Common Stock issuable to eligible persons under the Registrant’s 2016 Employee Stock Purchase Plan, which Common Stock is in addition to the shares of Common Stock registered on the Prior Registration Statement. The contents of the Prior Registration Statement are incorporated by reference in this registration statement.

PART II

ITEM 3.	INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by Everspin Technologies, Inc. (the “Registrant”) with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

(a) The contents of the earlier registration statement on Form S-8 relating to the 2016 Plan and 2016 ESPP, previously filed with the SEC on October 7, 2016 (File No. 333-214018).

(b) The Registrant’s Annual Report on Form 10-K (the “Form 10-K”) for the year ended December 31, 2016, which includes audited financial statements for the Registrant’s latest fiscal year, filed with the SEC on March 29, 2017.

(c) The portions of the Registrant’s proxy statement on Schedule 14A specifically incorporated by reference into the Registrant’s Form 10-K, filed with the SEC on April 5, 2017.

(d) The Registrants Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2017, filed with the SEC on May 15, 2017.

(e) The Registrants Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2017, filed with the SEC on August 11, 2017.

(f) The Registrant’s Current Reports on Form 8-K filed with the SEC on January 20, 2017, January 23, 2017, March 28, 2017, March 28, 2017, March 29, 2017, May 3, 2017, May 9, 2017, and May 24, 2017.

(g) The description of the Registrant’s common stock which is contained in the registration statement on Form 8-A filed on September 28, 2016, (File No. 0001-37900) under the Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

(h) All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.	EXHIBITS

		Incorporated by Reference
Exhibit Number	Description	Schedule Form	File Number	Exhibit	Filing Date

4.1	Amended and Restated Certificate of Incorporation of the Registrant, as currently in effect.	8-K	001-37900	3.1	October 13, 2016

4.2	Bylaws of the Registrant, as currently in effect.	S-1	333-213569	3.6	September 9, 2016

5.1*	Opinion of Cooley LLP.

23.1*	Consent of Cooley LLP (included in Exhibit 5.1).

23.2*	Consent of Ernst & Young LLP, independent registered public accounting firm.

24.1*	Power of Attorney (included on the signature page of this Form S-8).

99.1	Everspin Technologies, Inc. 2016 Equity Incentive Plan and Form of Stock Option Grant Notice, Option Agreement and Form of Notice of Exercise.	S-1	333-213569	10.3	September 26, 2016

99.2	Everspin Technologies, Inc. 2016 Employee Stock Purchase Plan.	S-1	333-213569	10.4	September 26, 2016

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chandler, Arizona, on August 11, 2017.

EVERSPIN TECHNOLOGIES, INC.

By: /s/ Phillip LoPresti
Phillip LoPresti
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose individual signature appears below hereby authorizes and appoints Phillip LoPresti and Jeffrey Winzeler, and each of them, as his true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him and in his name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Phillip LoPresti Phillip LoPresti	President and Chief Executive Officer (Principal Executive Officer) and Director	August 11, 2017

/s/ Jeffrey Winzeler Jeffrey Winzeler	Chief Financial Officer (Principal Financial and Accounting Officer)	August 11, 2017

/s/ Kevin Conley Kevin Conley	Director	August 11, 2017

/s/ Lawrence G. Finch Lawrence G. Finch	Director	August 11, 2017

/s/ Ronald C. Foster Ronald C. Foster	Director	August 11, 2017

Stephen J. Socolof	Director

/s/ Peter Hébert Peter Hébert	Director	August 11, 2017

/s/ Geoffrey R. Tate Geoffrey R. Tate	Director	August 11, 2017

/s/ Mike Gustafson Mike Gustafson	Director	August 11, 2017

EXHIBIT INDEX

		Incorporated by Reference
Exhibit Number	Description	Schedule Form	File Number	Exhibit	Filing Date

4.1	Amended and Restated Certificate of Incorporation of the Registrant, as currently in effect.	8-K	333-213569	3.1	October 13, 2016

4.2	Bylaws of the Registrant, as currently in effect.	S-1	333-213569	3.6	September 9, 2016

5.1*	Opinion of Cooley LLP.

23.1*	Consent of Cooley LLP (included in Exhibit 5.1).

23.2*	Consent of Ernst & Young LLP, independent registered public accounting firm.

24.1*	Power of Attorney (included on the signature page of this Form S-8).

99.1	Everspin Technologies, Inc. 2016 Equity Incentive Plan and Form of Stock Option Grant Notice, Option Agreement and Form of Notice of Exercise.	S-1	333-213569	10.3	September 26, 2016

99.2	Everspin Technologies, Inc. 2016 Employee Stock Purchase Plan.	S-1	333-213569	10.4	September 26, 2016

*	Filed herewith